EXHIBIT 10.5

THIS WARRANT AND ANY SHARES ACQUIRED UPON THE EXERCISE OF THIS WARRANT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. THIS WARRANT AND SUCH SHARES MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN EXEMPTION THEREFROM UNDER SAID ACT. THIS WARRANT AND SUCH SHARES MAY NOT BE TRANSFERRED EXCEPT UPON THE CONDITIONS SPECIFIED IN THIS WARRANT, AND NO TRANSFER OF THIS WARRANT OR SUCH SHARES SHALL BE VALID OR EFFECTIVE UNLESS AND UNTIL SUCH CONDITIONS SHALL HAVE BEEN COMPLIED WITH.

VOID AFTER NOVEMBER 4, 2026	WARRANT NO. WA-2016-01

BIOTECH PRODUCTS SERVICES AND RESEARCH, INC.

COMMON STOCK PURCHASE WARRANT

BIOTECH PRODUCTS SERVICES AND RESEARCH, INC., a Nevada corporation (the “Company”), hereby certifies that, for value received, the sufficiency of which is hereby acknowledged, IAN T. BOTHWELL (the “Initial Holder”) is entitled, subject to the terms set forth below, to purchase from the Company at any time on or from time to time after November 4, 2016 and in accordance with the Vesting Schedule attached hereto as Exhibit A until before 5:00 P.M., New York City time, on November 4, 2026 (the “Expiration Date”), THIRTY ONE MILLION EIGHT HUNDRED THOUSAND (31,800,000) fully paid and non-assessable shares of Common Stock of the Company, at the initial Exercise Price (as defined below). The number and character of such shares of Common Stock and the Exercise Price are subject to adjustment as provided herein.

1.	Background. The Company agreed to issue this warrant in connection with that certain executive employment agreement, dated November 4, 2016 (the “Employment Agreement”), between the Company and the Initial Holder.

2.	Definitions. As used herein capitalized terms shall have the meaning set forth in the Warrant Exercise Agreement or herein, including the following:

“Common Stock” shall mean the Company’s Common Stock, $0.001 par value, per share.

“Convertible Securities” means (i) options to purchase or rights to subscribe for Common Stock, (ii) securities by their terms convertible into or exchangeable for Common Stock or (iii) options to purchase or rights to subscribe for such convertible or exchangeable securities.

“Exchange Act” means the Securities Exchange Act of 1934 as the same shall be in effect at the time.

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“Excluded Stock” shall mean (i) all shares of Common Stock issued or issuable to employees, directors or consultants pursuant to any equity compensation plan that is in effect on the date of this Warrant, (ii) all shares of Common Stock issued or issuable to employees or directors pursuant to any equity compensation plan approved by the stockholders of the Company after the date of this Warrant, (iii) all shares of Common Stock issued or issuable to employees, directors or consultants as bona fide compensation for business services rendered, not compensation for fundraising activities, (iv) all shares of Common Stock issued or issuable to bona fide leasing companies, strategic partners, or major lenders, (v) all shares of Common Stock issued or issuable as the purchase price in a bona fide acquisition or merger (including reasonable fees paid in connection therewith), or (vi) all Warrant Shares.

“Exercise Price” means $0.06 per share, as adjusted from time to time in accordance with the terms hereof.

“Fair Market Value” of assets or securities (other than Common Stock) shall mean the fair market value as reasonably determined by the Board of Directors of the Company in good faith in accordance with generally accepted accounting principles.

“Holder” means any record owner of Warrants or Underlying Securities.

“Market Price” has the meaning set forth in Section 3(d).

“Options” means rights, warrants or options to subscribe for, purchase or otherwise acquire Common Stock.

“Original Issue Date” means November 4, 2016.

“Other Securities” refers to any stock (other than Common Stock) and other securities of the Company or any other person (corporate or otherwise) which the Holders of the Warrants at any time shall be entitled to receive, or shall have received, upon the exercise of the Warrants, in lieu of or in addition to Common Stock, or which at any time shall be issuable or shall have been issued in exchange for or in replacement of Common Stock or Other Securities pursuant to Section 6 or otherwise.

“Registered” and “registration” refer to a registration effected by filing a registration statement in compliance with the Securities Act, to permit the disposition of Common Stock (or Other Securities) issued or issuable upon the exercise of Warrants, and any post-effective amendments and supplements filed or required to be filed to permit any such disposition.

“Securities Act” means the Securities Act of 1933 as the same shall be in effect at the time.

“SEC” means the Securities and Exchange Commission.

“Underlying Securities” means any Common Stock or Other Securities issued or issuable upon exercise of Warrants.

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“Warrant” means, as applicable, this Warrant or each right as set forth in this Warrant to purchase one share of Common Stock, as adjusted.

3.	Exercise of Warrant.

(a)	Exercise in Full. Subject to the provisions hereof, this Warrant shall be vest in accordance with the Vesting Schedule attached as Exhibit A hereto and once vested, may be exercised in full by the Holder hereof by surrender of this Warrant, with the form of subscription at the end hereof duly executed by such Holder, to the Company at its principal office accompanied by payment, in cash or by certified or official bank check payable to the order of the Company, in the amount obtained by multiplying the number of shares of Common Stock issuable upon exercise of this Warrant by the Exercise Price, after giving effect to all adjustments through the date of exercise.

(b)	Partial Exercise. Subject to the provisions hereof, this Warrant may be exercised in part by surrender of this Warrant in the manner and at the place provided in Section 3(a) except that the amount payable by the Holder upon any partial exercise shall be the amount obtained by multiplying (a) the number of shares of Common Stock (without giving effect to any adjustment therein) designated by the Holder in the subscription at the end hereof by (b) the Exercise Price. Upon any such partial exercise, the Company at its expense will forthwith issue and deliver to or upon the order of the Holder hereof a new Warrant or Warrants of like tenor, in the name of the Holder hereof or as such Holder (upon payment by such Holder of any applicable transfer taxes) may request, calling in the aggregate on the face or faces thereof for the number of shares of Common Stock equal (without giving effect to any adjustment therein) to the number of such shares called for on the face of this Warrant minus the number of such shares designated by the Holder in the subscription at the end hereof.

(c)	Exercise by Surrender of Warrant or Other Securities; “Cashless” Exercise. In addition to the method of payment set forth in Sections 3(a) and 3(b) and in lieu of any cash payment required thereunder, the Holder(s) of the Warrants shall have the right at any time and from time to time to exercise the Warrants in full or in part by surrendering shares of Common Stock, this Warrant or other securities issued by the Company in the manner and at the place specified in Section 3(a) as payment of the aggregate Exercise Price for the Warrants to be exercised. The number of Warrants, shares of Common Stock or other securities issued by the Company to be surrendered in payment of the aggregate Exercise Price for the Warrants to be exercised shall be determined by multiplying the number of Warrants to be exercised by the Exercise Price, and then dividing the product thereof by an amount equal to the Market Price (as defined below) on the date that all documents and instruments required to be delivered or surrendered to the Company for exercise of the Warrant have been so delivered or surrendered. The number of shares of other securities to be surrendered in payment of the aggregate Exercise Price for the Warrants to be exercised shall be determined in accordance with the preceding sentence as if the other securities had been converted into Common Stock immediately prior to exercise or, in the case the Company has issued other securities that are not convertible into Common Stock, at the Market Price thereof.

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(d)	Definition of Market Price. As used herein, the phrase “Market Price” at any date shall be deemed to be (i) if the principal trading market for such securities is NASDAQ Stock Market or another exchange, the average of the high reported sale prices per share of Common Stock for the five preceding consecutive trading days on which the Common Stock trades ending on the date immediately before the date of determination, (ii) if the principal market for the Common Stock is the over-the-counter market, the average of the closing sale prices per share for the five preceding consecutive trading days ending on the date immediately before the date of determination on such trading days or, (iii) if the Common Stock is not quoted by such over-the-counter market, the average of the average of the mean of the bid and asking prices per share on such trading days as set forth in the National Quotation Bureau sheet listing such securities for such days. Notwithstanding the foregoing, if there is no reported high sale price, as the case may be, reported on any of the ten trading days preceding the event requiring a determination of Market Price hereunder, then the Market Price shall be the average of the high bid and asked prices for such days; and if there is no reported high bid and asked prices, as the case may be, reported on any of the ten trading days preceding the event requiring a determination of Market Price hereunder, then the Market Price shall be determined in good faith by resolution of the Board of Directors of the Company, based on the best information available to it or in the event of a dispute of the determination of the Board of Directors of the Company provided in clause (b) above, by arbitration in accordance with the rules then standing of the American Arbitration Association, before a single arbitrator to be chosen by the Company and reasonably acceptable to a majority in interest of the holders of Warrants from a panel of persons qualified by education and training to pass on the matter to be decided.

(e)	Company to Reaffirm Obligations. The Company will, at the time of any exercise of this Warrant, upon the request of the Holder hereof, acknowledge in writing its continuing obligation to afford to such Holder any rights to which such Holder shall continue to be entitled after such exercise in accordance with the provisions of this Warrant, provided that if the Holder of this Warrant shall fail to make any such request, such failure shall not affect the continuing obligation of the Company to afford such Holder any such rights.

(f)	Certain Exercises. If an exercise of a Warrant or Warrants is to be made in connection with a registered public offering or sale of the Company, then, at the election of the Holder, such exercise may be conditioned on the consummation of the public offering or sale of the Company, in which case such exercise shall not be deemed effective until the consummation of such transaction.

4.	Delivery of Stock Certificates, etc., on Exercise. (a) As soon as practicable after the exercise of this Warrant in full or in part, and in any event within three business days after delivery or surrender of all documents and instruments required to be delivered or surrendered to the Company for such exercise, including payment of the exercise price in cash or securities in accordance with this Warrant, the Company at its own expense (including the payment by it of any applicable issue taxes) will cause to be issued in the name of and delivered to the Holder hereof, or as such Holder (upon payment by such Holder of any applicable transfer taxes) may direct, a certificate or certificates for the number of fully paid and non-assessable shares of Common Stock or Other Securities (the “Underlying Securities”) to which such Holder shall be entitled upon such exercise, plus, in lieu of any fractional share to which such Holder would otherwise be entitled, cash equal to such fraction multiplied by the then current Market Price of one full share, together with any other stock or other securities and property (including cash, where applicable) to which such Holder is entitled upon such exercise pursuant to Section 5 or otherwise.

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5.	Adjustment for Dividends in Other Stock, Property, etc.; Reclassification, etc. In case at any time or from time to time after the Original Issue Date the holders of Common Stock (or, if applicable, Other Securities) shall have received, or (on or after the record date fixed for the determination of stockholders eligible to receive) shall have become entitled to receive, without payment therefor:

(a)	other or additional stock or other securities or property (other than cash) by way of dividend;

(b)	any cash paid or payable (including, without limitation, by way of dividend); or

(c)	other or additional stock or other securities or property (including cash) by way of spin-off, split-up, reclassification, recapitalization, combination of shares or similar corporate rearrangement;

then, and in each such case the Holder of this Warrant, upon the exercise hereof, shall be entitled to receive the amount of stock and other securities and property (including cash in the cases referred to in subdivisions (b) and (c) of this Section 5) which such Holder would hold on the date of such exercise if on the Original Issue Date such Holder had been the Holder of record of the number of shares of Common Stock called for on the face of this Warrant and had thereafter, during the period from the Original Issue Date to and including the date of such exercise, retained such shares and all such other or additional stock and other securities and property (including cash in the cases referred to in subdivisions (b) and (c) of this Section 5 receivable by such Holder as aforesaid) during such period, giving effect to all adjustments called for during such period by Sections 6 hereof. If the number of shares of Common Stock outstanding at any time after the date hereof is decreased by a combination or reverse stock split of the outstanding shares of Common Stock, the Exercise Price and the number of shares of Common Stock purchasable under this Warrant shall not be adjusted.

6.	Reorganization, Consolidation, Merger, etc. In case the Company after the Original Issue Date shall (a) effect a reorganization, (b) consolidate with or merge into any other person or (c) transfer all or substantially all of its properties or assets to any other person under any plan or arrangement contemplating the dissolution of the Company, then, in each such case, the Holder of this Warrant, upon the exercise hereof as provided in Section 3 at any time after the consummation of such reorganization, consolidation or merger or the effective date of such dissolution, as the case may be, shall be entitled to receive (and the Company shall be entitled to deliver), in lieu of the Underlying Securities issuable upon such exercise prior to such consummation or such effective date, the stock and other securities and property (including cash) to which such Holder would have been entitled upon such consummation or in connection with such dissolution, as the case may be, if such Holder had so exercised this Warrant immediately prior thereto, all subject to further adjustment thereafter as provided in Section 5 hereof. The Company shall not effect any such reorganization, consolidation, merger or sale, unless prior to or simultaneously with the consummation thereof, the successor corporation resulting from such consolidation or merger or the corporation purchasing such assets or the appropriate corporation or entity shall assume, by written instrument, the obligation to deliver to each Holder the shares of stock, cash, other securities or assets to which, in accordance with the foregoing provisions, each Holder may be entitled to and all other obligations of the Company under this Warrant. In any such case, if necessary, the provisions set forth in this Section 6 with respect to the rights thereafter of the Holders shall be appropriately adjusted so as to be applicable, as nearly as may reasonably be, to any Other Securities or assets thereafter deliverable on the exercise of the Warrants.

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7.	Further Assurances. The Company will take all such action as may be necessary or appropriate in order that the Company may validly and legally issue fully paid and non-assessable shares of stock upon the exercise of all Warrants from time to time outstanding.

8.	Notices of Record Date, etc. In the event of:

(a)	any taking by the Company of a record of its stockholders for the purpose of determining the stockholders thereof who are entitled to receive any dividend or other distribution, or any right to subscribe for, purchase or otherwise acquire any shares of stock of any class or any other securities or property, or to receive any other right, or for the purpose of determining stockholders who are entitled to vote in connection with any proposed capital reorganization of the Company, any reclassification or recapitalization of the capital stock of the Company or any transfer of all or substantially all the assets of the Company to or consolidation or merger of the Company with or into any other person, or

(b)	any voluntary or involuntary dissolution, liquidation or winding up of the Company, or

(c)	any proposed issue or grant by the Company of any Common Stock, Convertible Securities or any other securities, or any right or option to subscribe for, purchase or otherwise acquire any shares of stock of any class or any other securities (other than the issue of Common Stock on the exercise of the Warrants), then and in each such event the Company will mail or cause to be mailed to each Holder of a Warrant a notice specifying (i) the date on which any such record is to be taken for the purpose of such dividend, distribution or right, and stating the amount and character of such dividend, distribution or right, (ii) the date on which any such reorganization, reclassification, recapitalization, transfer, consolidation, merger, dissolution, liquidation or winding up is to take place, and the time, if any, as of which the Holders of record of Underlying Securities shall be entitled to exchange their shares of Underlying Securities for securities or other property deliverable upon such reorganization, reclassification, recapitalization, transfer, consolidation, merger, dissolution, liquidation or winding up and (iii) the amount and character of any stock or other securities, or rights or options with respect thereto, proposed to be issued or granted, the date of such proposed issue or grant and the persons or class of persons to whom such proposed issue or grant and the persons or class of persons to whom such proposed issue or grant is to be offered or made. Such notice shall be mailed at least 20 days prior to the date therein specified.

9.	Reservation of Stock, etc., Issuable on Exercise of Warrants. The Company will at all times reserve and keep available, solely for issuance and delivery upon the exercise of the Warrants, all shares of Common Stock (or Other Securities) from time to time issuable upon the exercise of the Warrants.

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10.	Listing on Securities Exchanges; Registration; Issuance of Certain Securities.

(a)	In furtherance and not in limitation of any other provision of this Warrant, during any period of time in which the Company’s Common Stock is listed on The Nasdaq Stock Market or any other national securities exchange, the Company will, at its expense, simultaneously list on The Nasdaq Stock Market or such exchange, upon official notice of issuance upon the exercise of the Warrants, and maintain such listing, all shares of Common Stock from time to time issuable upon the exercise of the Warrants; and the Company will so list on The Nasdaq Stock Market or any other national securities exchange, will so register and will maintain such listing of, any Other Securities if and at the time that any securities of like class or similar type shall be listed on The Nasdaq Stock Market or any other national securities exchange by the Company.

11.	Exchange of Warrants. Subject to the provisions of Section 3 hereof, upon surrender for exchange of any Warrant, properly endorsed, to the Company, as soon as practicable (and in any event within three business days) the Company at its own expense will issue and deliver to or upon the order of the Holder thereof a new Warrant or Warrants of like tenor, in the name of such Holder or as such Holder (upon payment by such Holder of any applicable transfer taxes) may direct, calling in the aggregate on the face or faces thereof for the number of shares of Common Stock called for on the face or faces of the Warrant or Warrants so surrendered.

12.	Replacement of Warrants. Upon receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of any Warrant and, in the case of any such loss, theft or destruction, upon delivery of an indemnity agreement reasonably satisfactory in form and amount to the Company or, in the case of any such mutilation, upon surrender and cancellation of such Warrant, the Company at its expense will execute and deliver, in lieu thereof, a new Warrant of like tenor.

13.	Remedies. The Company stipulates that the remedies at law of the Holder of this Warrant in the event of any default or threatened default by the Company in the performance of or compliance with any of the terms of this Warrant are not and will not be adequate, and that such terms may be specifically enforced by a decree for the specific performance of any agreement contained herein or by an injunction against a violation of any of the terms hereof or otherwise.

14.	Negotiability, etc. This Warrant is issued upon the following terms, to all of which each Holder or owner hereof by the taking hereof consents and agrees:

(a)	subject to the provisions hereof, title to this Warrant may be transferred by endorsement (by the Holder hereof executing the form of assignment at the end hereof) and delivery in the same manner as in the case of a negotiable instrument transferable by endorsement and delivery;

(b)	subject to the foregoing, any person in possession of this Warrant properly endorsed is authorized to represent himself as absolute owner hereof and is empowered to transfer absolute title hereto by endorsement and delivery hereof to a bona fide purchaser hereof for value; each prior taker or owner waives and renounces all of his equities or rights in this Warrant in favor of each such bona fide purchaser and each such bona fide purchaser shall acquire absolute title hereto and to all rights represented hereby; and

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(c)	until this Warrant is transferred on the books of the Company, the Company may treat the registered Holder hereof as the absolute owner hereof for all purposes, notwithstanding any notice to the contrary.

15.	Notices, etc. All notices and other communications from the Company to the Holder of this Warrant shall be mailed by first class registered or certified mail, postage prepaid, at such address as may have been furnished to the Company in writing by such Holder, or, until an address is so furnished, to and at the address of the last Holder of this Warrant who has so furnished an address to the Company.

16.	Miscellaneous. This Warrant and any term hereof may be changed, waived, discharged or terminated only by an instrument in writing signed by the Company and the Holders of outstanding Warrants to purchase a majority of the shares of Common Stock underlying all the outstanding Warrants. This Warrant is being delivered in the State of New York and shall be construed and enforced in accordance with and governed by the laws of such State. The headings in this Warrant are for purposes of reference only, and shall not limit or otherwise affect any of the terms hereof.

17.	Assignability. This Warrant is fully assignable at any time.

18.	Amendments. This Warrant may not be amended, modified or terminated, and no rights or provisions may be waived, except with the written consent of the Holder and the Company.

[SIGNATURE PAGE FOLLOWS]

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IN WITNESS WHEREOF, the undersigned has duly executed this Warrant as of the Original Issue Date.

BIOTECH PRODUCTS SERVICES AND RESEARCH, INC.

By:	/s/ Albert Mitrani
Name:	Albert Mitrani
Title:	President and Chief Executive Officer

Acknowledged and Agreed to:

/s/ Ian T. Bothwell
Ian T. Bothwell

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EXHIBIT A

VESTING SCEDULE

1.	Immediately on the Original Issue Date, fifty percent (50%) of the Warrant shall vest and, thereafter, the remaining fifty percent (50%) shall vest in eighteen (18) equal monthly installments beginning on November 30, 2016 and continuing for seventeen (17) consecutive monthly periods thereafter or until Executive no longer remains employed by the Company, whichever is earlier, and subject to Section 5.2 of the Employment Agreement.

2.	Notwithstanding the foregoing vesting schedule, the unvested portion of the Warrant shall be accelerated upon the achievement of the milestones set forth below, to the satisfaction of the Board in its sole discretion:

a.	25% upon the consummation of an equity or debt financing subsequent to the Effective Date and resulting in gross proceeds of at least $300,000, including, but not limited to, the currently contemplated financing with Diamond Rock, LLC (or its affiliates), contingent upon the Executive’s continued employment at the time of consummation, subject to Section 5.2 of the Employment Agreement; and

b.	25% upon the consummation of a series of equity or debt financings subsequent to the Effective Date resulting in aggregate process gross proceeds in excess of $1,500,000 contingent upon the Executive’s continued employment at the time of consummation, subject to Section 5.2 of the Employment Agreement.

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FORM OF SUBSCRIPTION

(To be signed only upon exercise of Warrant)

To: BIOTECH PRODUCTS SERVICES AND RESEARCH, INC.

The undersigned, the Holder of the within Warrant, hereby irrevocably elects to exercise the purchase right represented by such Warrant for, and to purchase thereunder, shares of Common Stock of BIOTECH PRODUCTS SERVICES AND RESEARCH, INC., and herewith makes payment therefor:

(i)                   __________________  of $___________________* or

(ii)                  by surrender of the number of Warrants included in the within Warrant required for full exercise pursuant to Section 3(c) of the Warrant,

and requests that the certificates for such shares be issued in the name of, and delivered to, ___________________, whose address is _______________________.

Dated:

________________________________________

(Signature must conform in all respects to name of Holder as specified on the face of the Warrant)

________________________________________

(Address)

* Insert here the number of shares called for on the face of the Warrant (or, in the case of a partial exercise, the portion thereof as to which the Warrant is being exercised), in either case without making any adjustment for additional Common Stock or any other stock or other securities or property or cash which, pursuant to the adjustment provisions of the Warrant, may be deliverable upon exercise.

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FORM OF ASSIGNMENT

(To be signed only upon transfer of Warrant)

For value received, the undersigned hereby sells, assigns and transfers unto _________________________ the right represented by the within Warrant to purchase _________ of Common Stock of BIOTECH PRODUCTS SERVICES AND RESEARCH, INC. to which the within Warrant relates, and appoints ______________________________ Attorney to transfer such right on the books of BIOTECH PRODUCTS SERVICES AND RESEARCH, INC. with full power of substitution in the premises.

Dated:

(Signature must conform in all respects to name of Holder as specified on the face of the Warrant)

(Address)

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